Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

SOCIETAL CDMO, INC.

Effective Date: April 8, 2024

ARTICLE I

OFFICES AND RECORDS

1.1 Registered Office. The registered office of the Corporation shall be located within the Commonwealth of Pennsylvania as set forth in the Corporation’s Articles of Incorporation (the “Articles of Incorporation”). The Board of Directors may at any time change the registered office by making the appropriate filing with the Secretary of the Commonwealth as provided by the Pennsylvania Business Corporation Law of 1988 (the “PBCL”).

1.2 Principal Place of Business and Other Offices. The principal place of business of the Corporation may be designated by Board of Directors within or without the Commonwealth of Pennsylvania, and may be changed at any time by the Board of Directors. The executive office of the Corporation may also be designated by Board of Directors within or without the Commonwealth of Pennsylvania and may be changed at any time by the Board of Directors. The Corporation may also have other offices at any places, within or without the Commonwealth of Pennsylvania, as the Board of Directors may designate, as the business of the Corporation may require, or as may be desirable.

1.3 Books and Records. Any records maintained by the Corporation in the regular course of its business, including its share ledger, books of account, and minute books, may be maintained on any information storage device or method; provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

ARTICLE II

SHAREHOLDERS

2.1 Place of Meeting. Meetings of the shareholders may be held at any place, either within or without the Commonwealth of Pennsylvania, as shall be fixed by the Board of Directors and designated in the notice of the meeting or executed waiver of notice. The Board of Directors may determine that any meeting of the shareholders may be held solely by means of conference telephone or other electronic technology in accordance with Section 2.2 of these Bylaws, without designating a place for a physical assembly of shareholders.

2.2 Meetings of Shareholders by Remote Communication. If authorized by the Board of Directors, shareholders not physically present at a shareholders’ meeting held at a designated place or solely by conference telephone or other electronic technology may participate in, be considered present in person, and vote at the meeting, subject to the conditions imposed by applicable law and any guidelines and procedures adopted by the Board of Directors.

2.3 Annual Meetings. The Board of Directors shall determine the date, time, and location of each annual meeting. Notice of the annual meeting shall be provided to all shareholders no less than ten (10) days prior to the meeting date.

2.4 Special Meetings. Special meetings of the shareholders may be called by:

(a) the President;

(b) the Secretary;

(c) the Board of Directors; or

(d) the shareholders entitled to greater than fifty percent (50%) of the votes that all shareholders are entitled to cast at the proposed special meeting. For shareholders to demand a special meeting, the shareholders of the required percentage of shares must sign, date, and deliver to the Corporation’s Secretary one or more written demands for the meeting, describing the purpose or purposes for which the meeting is to be held.

Only business within the purpose or purposes described in the Corporation’s meeting notice may be conducted at a special meeting of the shareholders.

2.5 Record Date for Shareholder Action. For the purpose of determining shareholders entitled to notice of and to vote at any regular or special meeting of shareholders or any adjournment thereof, the record date shall be:

(a) the date or dates specified by the Board of Directors in the notice of the meeting;

(b) the close of business on the day before the notice of the meeting is mailed to shareholders, if no date is specified by the Board of Directors; or

(c) the date set by the law applying to the type of action to be taken for which a record date must be set, if no notice of meeting is mailed to shareholders.

(d) A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date.

For the purpose of determining shareholders entitled to (w) express consent or dissent to corporate action in writing without a meeting, when prior action by the Board of Directors is not necessary, (x) call a special shareholders’ meeting, (y) propose an amendment to the Articles of Incorporation, or (z) proposing a director nomination or issue for consideration at a special meeting, the record date shall be at the close of business on the day on which the first written consent, dissent, meeting request, or proposal is filed with the Secretary of the Corporation, unless the record date is otherwise fixed by the Board of Directors by prior action or notice.

A record date fixed under this Section 2.5 may not be more than ninety (90) days before the meeting or action requiring a determination of shareholders.

2.6 Notice of Shareholders’ Meeting. Written or printed notice of any annual or special meeting of shareholders shall be given to any shareholder entitled to notice not less than five (5) days before the date of the meeting, unless a greater period of notice is required by law. Such notice shall state:

(a) the date and time of the meeting;

(b) the place of the meeting, if any;

(c) the means of conference telephone or other electronic technology by which shareholders and proxy holders may be considered present and may vote at the meeting, and the information required for such shareholders to access the voting list as provided by Section 2.7;

(d) the general nature of the business to be transacted at the meeting if a special meeting; and

(e) the meeting’s purpose or purposes and any other information if required by the PBCL.

Upon the written request of any person entitled to call a special meeting to the Secretary of the Corporation, it shall be the duty of the Secretary to fix the date of the meeting not more than sixty (60) days after the receipt of the request and give notice thereof.

Notice as provided by this Section 2.6 or otherwise under the PBCL shall be given to a shareholder in record form: (x) by first class or express mail, by bulk mail with at least 20 days’ notice before the meeting, or by courier service, to the shareholder’s postal address appearing on the books of the Corporation; or (y) by email or other electronic communication, to the number or address supplied by the shareholder to the Corporation for the purpose of notice.

Any person entitled to notice of a meeting may file a written waiver of notice with the Secretary either before or after the time of the meeting. The participation or attendance at a meeting of a person entitled to notice constitutes waiver of notice, except where the person attends for the specific purpose of objecting to the lawfulness of the convening of the meeting.

2.7 Voting Lists. The officer or agent having charge of the share transfer records for shares of the Corporation shall prepare an alphabetical list of all shareholders entitled to notice of the meeting, with the address of and the number of shares held by each shareholder. The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share register or transfer book, or a duplicate thereof kept in the Commonwealth of Pennsylvania, shall be prima facie evidence as to the identify of shareholders entitled to (a) examine the list, share register, or transfer book or (b) to vote at any meeting of shareholders.

If any shareholders are participating in the meeting by means of conference telephone or other electronic technology, the list must be open to examination by the shareholders for the duration of the meeting on a reasonably accessible electronic network, and the information required to access the list must be provided to shareholders with the notice of the meeting as provided by Section 2.6.

2.8 Quorum of Shareholders. A quorum shall be present for action on any matter at a shareholder meeting if a majority of the votes entitled to be cast on the matter are represented at the meeting in person or by proxy. Once a quorum has been established at a meeting, the shareholders present can continue to do business until adjournment of the meeting notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Shareholders entitled to vote that attend a meeting of shareholders at which directors are to be elected that was previously adjourned for lack of a quorum, even if less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.

Those shareholders entitled to vote who attend a meeting of shareholders for a purpose other than the election of directors that was previously adjourned for one or more periods aggregating at least fifteen (15) days for lack of a quorum, even if less than a quorum, shall nevertheless constitute a quorum for the purposes of acting upon any matter set forth in the notice of the meeting if the notice states that the shareholders who attend the adjourned meeting shall constitute a quorum for the purpose of acting upon the matter.

2.9 Conduct of Meetings. The Board of Directors may adopt by resolution rules and regulations for the conduct of meetings of the shareholders, as it deems appropriate. At every meeting of the shareholders, the President, or in his or her absence or inability to act, a director or officer designated by the Board of Directors, shall serve as the presiding officer of the meeting. The Secretary or, in his or her absence or inability to act, the person whom the presiding officer of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

The presiding officer shall determine the order of business and, in the absence of a rule adopted by the Board of Directors, shall establish rules for the conduct of the meeting. The presiding officer shall announce the close of the polls for each matter voted upon at the meeting, after which no ballots, proxies, votes, changes, or revocations will be accepted. Polls for all matters before the meeting will be deemed to be closed upon final adjournment of the meeting.

2.10 Judges of Election. The Board of Directors may appoint a judge of election in advance of any shareholders’ meeting to act at the meeting or any adjournment thereof. If a judge of election is not so appointed, the presiding officer of the meeting may, and on the request of any shareholder shall, appoint a judge of election at the meeting. One judge shall be appointed. Judges need not be shareholders, but no candidate for director shall serve as a judge.

The judge of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity, and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result, and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The judges of election shall perform their duties impartially, in good faith, to the best of their ability, and as expeditiously as is practical.

On request of the presiding officer or any shareholder or shareholders’ proxy, the judge shall make a report in record form of any challenge or question or matter determined by the judge and execute a certificate of any fact found by the judge.

2.11 Voting of Shares. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the Articles of Incorporation provide for more or less than one vote per share or limits or denies voting rights to the holders of the shares.

If a quorum of a voting group exists, favorable action on a matter, other than the election of directors, will be approved by a voting group if the votes cast within the group favoring the action exceed the votes cast opposing the action, unless a greater or lesser number of votes is required by law or a greater number of votes is required by the Articles of Incorporation, these Bylaws or a resolution of the Board of Directors requiring receipt of a greater affirmative vote of the shareholders, including more separate voting groups.

Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

In each election of directors of the Corporation, every shareholder entitled to vote shall have the right to multiply the number of votes to which such shareholder may be entitled by the total number of directors to be elected in the same election by the holders of the class or classes of shares of which such shareholder’s shares are a part, and such shareholder may cast the whole number of such votes for one candidate or such shareholder may distribute them among any two or more candidates.

2.12 Voting by Proxy or Nominee. A shareholder may vote either in person or by proxy executed in record form by the shareholder or the shareholder’s attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. No proxy shall be valid after three years from the date of its execution unless otherwise provided in the proxy.

A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest as defined by Pennsylvania law. An appointment made irrevocable is revoked when the interest with which it is coupled is extinguished. The death or incapacity of the shareholder appointing a proxy shall not affect the right of the Corporation to accept the proxy’s authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises its authority under the appointment.

A person holding shares in a representative or fiduciary capacity may vote such shares without a transfer of such shares into such person’s name. However, the Corporation may (a) request that the person provide evidence of this capacity acceptable to the Corporation or (b) establish a procedure by which the beneficial owner of shares that are registered in the name of a nominee is recognized by the Corporation as the shareholder. The Board of Directors may alternatively establish by resolution a procedure by which a shareholder may certify in record form that all or a portion of the shares registered in the name of the shareholder are held for the account of a specified person to be recognized by the Corporation as the shareholder.

2.13 Action by Shareholders Without a Meeting. Any action required or permitted to be taken at an annual or special meeting of the shareholders may be taken without a meeting if, prior to or after the action, a consent or consents thereto are signed by shareholders that would have been entitled to cast at least the minimum number of votes required to take the action at a meeting at which all shareholders entitled to vote thereon were present and voting.

The consent or consents shall be filed with the Secretary of the Corporation for inclusion with the records of meetings of shareholders of the Corporation.

ARTICLE III

DIRECTORS

3.1 Board of Directors. All corporate power shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors, except for such powers expressly conferred upon or reserved to the shareholders, and subject to any limitations set forth by law, the Articles of Incorporation, or these Bylaws.

Directors must be natural persons at least 18 years of age and need not be shareholders of the Corporation.

3.2 Number of Directors. Except as otherwise provided in the Articles of Incorporation, the number of directors which shall constitute the whole Board shall be determined from time to time by resolution of the shareholders or the Board, but in no event shall be less than one (1). Each director shall hold office until his or her death, resignation, retirement, removal, disqualification or his or her successor is elected and qualified. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

3.3 Removal. Any or all of the directors may be removed from office at any time with or without cause by a vote of the shareholders entitled to elect them. If one or more directors are so removed at a meeting of shareholders, the shareholders may elect new directors at the same meeting.

3.4 Resignation. A director may resign at any time by giving notice in record form or by electronic transmission to the Corporation. A resignation is effective when the notice is received by the Corporation unless the notice specifies a future date. Acceptance of the resignation shall not be required to make the resignation effective. The pending vacancy may be filled in accordance with Section 3.5 of these Bylaws before the effective date, but the successor shall not take office until the effective date.

3.5 Vacancies. A vacancy on the Board of Directors resulting from the removal of a director in accordance with Section 3.3 of these Bylaws may be filled by the shareholders at an annual or special meeting of shareholders. A director elected by the shareholders to fill a vacancy which resulted from the removal of a director shall hold office for the remaining term of the predecessor and until a successor is elected and qualified.

A vacancy on the Board of Directors resulting from any cause other than an increase in the number of directors or the removal of a director in accordance with Section 3.3 of these Bylaws may be filled by a majority of the remaining directors, whether or not sufficient to constitute a quorum. A vacancy on the Board of Directors resulting from an increase in the number of directors may be filled by a majority of the entire Board of Directors. A director elected by the board of directors to fill a vacancy serves until a successor is elected and qualified.

3.6 Meetings of Directors. Meetings of the Board of Directors may be held at such place as the Board of Directors may from time to time decide.

3.7 Remote Communication. The Board of Directors may permit any or all directors to participate in any meeting by, or conduct the meeting through the use of, any means of conference telephone or other electronic technology by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is considered to be present in person at the meeting.

3.8 Notice of Directors’ Meetings. Regular meetings of the Board of Directors may be held without notice of the date, time, place, or purpose of the meeting. All special meetings of the Board of Directors shall be held upon not less than two (2) days’ notice. Such notice shall state:

(a) the time and date of the meeting;

(b) the place of the meeting; and

(c) the means of any conference telephone or other electronic technology by which directors may participate at the meeting.

Notice as provided by this Section 3.8 or otherwise under the PBCL shall be given to a director in record form: (x) personally, by first class or express mail, or by messenger or delivery service; or (y) by email, or other electronic communication if the number or address has been supplied by the director to the Corporation for the purpose of notice.

A director entitled to notice of a meeting may deliver a waiver of notice to the Corporation in record form or by electronic transmission either before or after the time of the meeting. A director’s participation or attendance at a meeting shall constitute a waiver of notice, except where the director attends for the specific purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

3.9 Quorum and Action of Directors. A majority of the number of directors as fixed in these bylaws shall constitute a quorum for the transaction of business. The act of a majority of the directors present and voting at a meeting at which a quorum is present at the time of the act shall be the act of the Board of Directors, unless the act of a greater number is required by applicable law, the Articles of Incorporation, or these Bylaws.

The directors at a meeting for which a quorum is not present may adjourn the meeting until a time and place as may be determined by a vote of the directors present at that meeting. When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting, or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken.

3.10 Action by Directors Without a Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if, before or after the action, a consent or consents in record form or electronically are signed by all of the directors in office (or by persons who are directors as of the effective time of the consent), or all the committee members then appointed. The written consents must be filed with the minutes of the proceedings of the Board of Directors.

3.11 Committees of the Board of Directors. The Board of Directors, by resolution adopted by a majority, may designate one or more directors to constitute one or more committees to serve at the pleasure of the Board and to exercise the authority of the Board of Directors to the extent provided in the resolution establishing the committee and permitted by law. A committee of the Board of Directors shall not have the authority to:

(a) submit to shareholders any action requiring the approval of shareholders under the PBCL, the Articles of Incorporation, or these Bylaws, other than election or removal of directors;

(b) create a vacancy, either by removing a director or increasing the number of directors, or fill a vacancy on the Board of Directors;

(c) adopt, amend, or repeal any provision of these Bylaws;

(d) amend or repeal any resolution of the Board of Directors that by its terms may only be amended or repealed by the Board of Directors; or

(e) take action on matters to which exclusive authority is given to another committee by these Bylaws or resolution of the Board of Directors.

The designation of a committee of the Board of Directors and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

ARTICLE IV

OFFICERS

4.1 Positions and Election. The officers of the Corporation shall be elected by the Board of Directors and shall be a President, a Treasurer, and a Secretary and any other officers, including assistant officers and agents, as may be deemed necessary by the Board of Directors. Any two or more offices may be held by the same person.

Each officer shall serve until a successor is elected and qualified or until the death, resignation, or removal of that officer. Vacancies or new offices shall be filled at the next regular or special meeting of the Board of Directors. Election or appointment of an officer or agent shall not of itself create contract rights.

4.2 Removal and Resignation. Any officer elected by the Board of Directors may be removed, with or without cause, at any regular or special meeting of the Board of Directors by the affirmative vote of the majority of the directors in attendance where a quorum is present. Removal shall be without prejudice to the contract rights, if any, of the officer so removed.

Any officer may resign at any time by delivering notice in writing or by electronic transmission to the Secretary of the Corporation. Resignation is effective when the notice is delivered unless the notice provides a later effective date. Any vacancies may be filled in accordance with Section 4.1 of these Bylaws.

4.3 Powers and Duties of Officers. The powers and duties of the officers of the Corporation shall be as provided from time to time by resolution of the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers. In the absence of such resolution, the respective officers shall have the powers and shall discharge the duties customarily and usually held and performed by like officers of corporations similar in organization and business purposes to the Corporation subject to the control of the Board of Directors.

ARTICLE V

INDEMNIFICATION OF DIRECTORS AND OFFICERS

5.1 Limitation of Directors’ Liability. No director shall be personally liable for monetary damages as such for any action taken or any failure to take any action unless (a) the director has breached or failed to perform the duties of such director’s office under Subchapter B of Chapter 17 of the PBCL and (b) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the provisions of this Section 5.1 shall not apply to the responsibility or liability of a director pursuant to any criminal statute, or to the liability of a director for the payment of taxes pursuant to local, Pennsylvania or federal law.

5.2 Indemnification and Insurance.

(a) Indemnification of Directors and Officers.

(i) Each Indemnitee (as defined below) shall be indemnified and held harmless by the Corporation for all actions taken by such Indemnitee and for all failures to take action (regardless of the date of any such action or failure to take action) to the fullest extent permitted by Pennsylvania law against all expense, liability and loss (including without limitation attorneys’ fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding (as defined below). No indemnification pursuant to this Section shall be made, however, in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

(ii) The right to indemnification provided in this Section 5.2 shall include the right to have the expenses reasonably incurred by the Indemnitee in defending any Proceeding paid by the Corporation in advance of the final disposition of the Proceeding to the fullest extent permitted by Pennsylvania law; provided that, if Pennsylvania law continues so to require, the payment of such expenses incurred by the Indemnitee in advance of the final disposition of a Proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of the Indemnitee, to repay all amounts so advanced without interest if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified under this Section or otherwise.

(iii) Indemnification pursuant to this Section 5.2 shall continue as to an Indemnitee who has ceased to be a director or officer and shall inure to the benefit of such person’s heirs, executors and administrators.

(iv) For purposes of this Article V, (A) “Indemnitee” shall mean each current or former director and current or former officer of the Corporation who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving in any capacity at the request or for the benefit of the Corporation as a director, officer, employee, agent, partner, or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise; and (B) “Proceeding” shall mean any threatened, pending or completed action, suit or proceeding (including without limitation an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative, investigative or through arbitration. If a director or officer of the Corporation serves as a director, officer, employee, agent, partner or fiduciary of another entity and (x) the Corporation has at least 50% equity in such other entity and such person has no equity interest in such other entity or (y) such other entity is directly or indirectly controlled by the Corporation, such person shall be presumed (unless the Corporation produces clear and convincing evidence to the contrary) to be serving in the position with the other entity at the request and for the benefit of the Corporation.

(b) Indemnification of Employees and Other Persons. The Corporation may, by action of the Board of Directors and to the extent provided in such action, indemnify employees and other persons as though they were Indemnitees. Directors and officers of entities which have merged into, or have been consolidated with, or have been liquidated into, the Corporation shall not be Indemnitees with respect to Proceedings involving any action or failure to act of such director or officer prior to the date of such merger, consolidation or liquidation, but such persons may be indemnified by the Board of Directors pursuant to the first sentence of this Section 5.2(b).

(c) Claims for Indemnification and Advancement of Expenses. To the extent that a representative of the Corporation has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue or matter therein, the Corporation shall indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. If indemnification under this Section 5.2 or advancement of expenses are not made or paid by the Corporation, or on its behalf, within 90 days after a written claim for indemnification or a request for an advancement of expenses by an Indemnitee has been received by the Corporation, such Indemnitee may, at any time thereafter, bring suit against the Corporation to recover the unpaid amount of the claim and/or the advancement of expenses. The right to indemnification and advancement of expenses provided hereunder shall be enforceable by an Indemnitee in any court of competent jurisdiction, and if indemnification and/or advancement of expenses is obtained by an Indemnitee in whole or in part, the expenses reasonably incurred by such Indemnitee in connection with obtaining such indemnification and/or advancement of expenses shall also be indemnified by the Corporation.

(d) Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses provided in this Article shall not be exclusive of any other rights that any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or Bylaws, agreement, vote of shareholders or directors, or otherwise.

(e) Insurance. The Corporation may purchase and maintain insurance, at its expense, for the benefit of any person on behalf of whom insurance is permitted to be purchased by Pennsylvania law against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person under Pennsylvania or other law. The Corporation may also purchase and maintain insurance to insure its indemnification obligations whether arising hereunder or otherwise.

(f) Fund for Payment of Expenses. The Corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise may secure in any manner its indemnification obligations, whether arising hereunder, under the Articles of Incorporation, by agreement, vote of shareholders or Directors, or otherwise.

5.3 Amendment. The provisions of this Article V relating to the limitation of directors’ liability, to indemnification and to the advancement of expenses shall constitute a contract between the Corporation and each of its directors and officers which may be modified as to any director or officer only with that person’s consent or as specifically provided in this Section. Notwithstanding any other provision of these Bylaws relating to their amendment generally, any repeal or amendment of this Article V which is adverse to any director or officer shall apply to such director or officer only on a prospective basis, and shall not reduce any limitation on the personal liability of a Director of the Corporation, or limit the rights of an Indemnitee to indemnification or to the advancement of expenses with respect to any action or failure to act occurring prior to the time of such repeal or amendment. Notwithstanding any other provision of these Bylaws, no repeal or amendment of these Bylaws shall affect any or all of this Article V so as either to reduce the limitation of directors’ liability or limit indemnification or the advancement of expenses in any manner unless adopted by (a) the unanimous vote of the directors of the Corporation then serving, or (b) the affirmative vote of shareholders entitled to cast not less than a majority of the votes that all shareholders are entitled to cast in the election of directors; provided that no such amendment shall have retroactive effect inconsistent with the preceding sentence.

5.4 Changes in Pennsylvania Law. References in this Article V to Pennsylvania law or to any provision thereof shall be to such law as it existed on the date this Article V was adopted or as such law thereafter may be changed; provided that (a) in the case of any change which expands the liability of Directors or limits the indemnification rights or the rights to advancement of expenses which the Corporation may provide, the rights to limited liability, to indemnification and to the advancement of expenses provided in this Article V shall continue. as theretofore to the extent permitted by law; and (b) if such change permits the Corporation without the requirement of any further action by shareholders or Directors to limit further the liability of Directors (or limit the liability of officers) or to provide broader indemnification rights or rights to the advancement of expenses than the Corporation was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law.

ARTICLE VI

SHARE CERTIFICATES AND TRANSFER

6.1 Certificates Representing Shares. Certificates representing shares of the Corporation shall state:

(a) the name of the Corporation and that it is organized under the laws of the Commonwealth of Pennsylvania;

(b) the name of the person to whom issued; and

(c) the number and class of shares and the designation of the series, if any, which the certificate represents.

No share shall be issued until the consideration therefor, fixed as provided by law, has been fully paid.

The Corporation shall, after the issuance or transfer of uncertificated shares, send to the registered owner of uncertificated shares a written notice containing the information required to be set forth or stated on certificates pursuant to the law of the Commonwealth of Pennsylvania. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

6.2 Transfers of Shares. Shares of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of shares shall be made on the books of the Corporation only by the holder of record thereof, by such person’s attorney lawfully made in record form and, in the case of certificated shares, upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. No transfer of shares shall be valid as against the Corporation for any purpose until it shall have been entered in the share records of the Corporation by an entry showing from and to whom the shares were transferred.

6.3 Registered Shareholders. The Corporation may treat the holder of record of any shares issued by the Corporation as the holder in fact thereof, for purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, exercising or waiving any preemptive right with respect to those shares, entering into agreements with respect to those shares in accordance with the laws of the Commonwealth of Pennsylvania, or giving proxies with respect to those shares.

6.4 Loss of Replacement Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate it previously issued, upon receiving notice from a person claiming the certificate to be lost, destroyed, or wrongfully taken, before the Corporation receives notice that the certificate has been acquired by a protected purchaser. As a condition precedent to the issuance of a new certificate, the owner of the lost, destroyed, or wrongfully taken certificate must file a sufficient indemnity bond with the Corporation and satisfy any other reasonable requirements set by Corporation.

ARTICLE VII

DISTRIBUTIONS

7.1 Declaration. The Board of Directors may authorize, and the Corporation may make, distributions to its shareholders in cash, property (other than shares of the Corporation), or a dividend of shares of the Corporation to the extent permitted by the Articles of Incorporation and the PBCL.

7.2 Record Dates for Distributions and Share Dividends. For the purpose of determining shareholders entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the Board of Directors may, at the time of declaring the distribution or share dividend, set a date no more than sixty (60) days prior to the date of the distribution or share dividend. If no record date is fixed, the record date shall be the date on which the resolution of the Board of Directors authorizing the distribution or share dividend is adopted.

ARTICLE VIII

GENERAL PROVISIONS

8.1 Checks, Drafts, etc. All checks, drafts, or other instruments for payment of money or notes of the Corporation shall be signed by an officer or officers or any other person or persons as shall be determined from time to time by resolution of the Board of Directors.

8.2 Fiscal Year. The fiscal year of the Corporation shall be as determined by the Board of Directors.

8.3 Conflict with Applicable Law or Articles of Incorporation. Unless the context requires otherwise, the general provisions, rules of construction, and definitions of the PBCL shall govern the construction of these Bylaws. These Bylaws are adopted subject to any applicable law and the Articles of Incorporation. Whenever these Bylaws may conflict with any applicable law or the Articles of Incorporation, such conflict shall be resolved in favor of such law or the Articles of Incorporation.

8.4 Invalid Provisions. If any one or more of the provisions of these Bylaws, or the applicability of any provision to a specific situation, shall be held invalid or unenforceable, the provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of these Bylaws and all other applications of any provision shall not be affected thereby.

8.5 Emergency Management of the Corporation. In the event of an emergency, to the extent not limited or prohibited by law, the Articles of Incorporation, or these Bylaws, the following provisions regarding the management of the Corporation shall take effect immediately. An emergency, for purposes of this Section, exists when a quorum of the Board of Directors cannot be readily assembled due to a catastrophic event.

In the event of an emergency, a meeting of the Board of Directors may be called following the attempt of not less than two-hour notice to each director. Said notice may be given by electronic transmission, including facsimile transmission, transmission to an electronic mail address provided by the director, and by telephone.

The Board of Directors shall approve and maintain a current list of officers or other persons to serve as directors to the extent necessary to provide a quorum at any meeting held and to take over the duties of any other officer who is rendered incapable of discharging the officer’s duties while this Section in effect.

During an emergency, the Board of Directors may (or may authorize the officers to) change the Corporation’s principal office or designate several alternative principal offices, effective during the emergency.

This Section takes effect only in the event of an emergency and will no longer be effective after the emergency ends. Any and all provisions of these Bylaws that are consistent with this Section remain in effect during an emergency. During an emergency, a representative of the Corporation acting in accordance with this Section shall be liable only for willful misconduct and shall not be liable for any action taken in good faith in the ordinary business of the Corporation even if not authorized by this Section, these Bylaws, or any other bylaws then in effect.

ARTICLE IX

AMENDMENT OF BYLAWS

9.1 Shareholders. These Bylaws may be amended, repealed, or otherwise altered at any regular or special meeting of the shareholders at which a quorum is present, by a majority vote of shareholders entitled to vote at such meeting. The notice of any meeting, at which action shall be taken to alter the bylaws, shall include a copy of the proposed amendment or a summary of the changes proposed to be made.

9.2 Board of Directors. The Board of Directors may also make, amend, or repeal these Bylaws at any regular or special meeting of the Board of Directors at which a quorum is present, by a majority vote of the members attending, except with respect to any provision that the Articles of Incorporation, these Bylaws, or the PBCL requires action by the shareholders and is subject to the power of the shareholders to change such action.